EXHIBIT 23.2

CONSENT OF CAWLEY, GILLESPIE & ASSOCIATES, INC.

We consent to the incorporation by reference into this registration statement on Form S-8 of Empire Petroleum Corporation (the “Company”) of our report for the Company and the references to our firm and said report, in the context in which they appear, in the Annual Report on Form 10-K of the Company for the year ended December 31, 2025.

CAWLEY, GILLESPIE & ASSOCIATES, INC. Texas Registered Engineering Firm F-693

/s/ J. Zane Meekins
J. Zane Meekins, P.E. Executive Vice President

Fort Worth, Texas

June 30, 2026